Exhibit 99.2

CONSENT OF J.P. MORGAN SECURITIES LLC

We hereby consent to (i) the use of our opinion letter dated July 30, 2013 to the Board of Directors of Optimer Pharmaceuticals, Inc. (the “Company”) included in Annex C to the Proxy Statement/Prospectus relating to the proposed merger of the Company and Cubist Pharmaceuticals, Inc. (“Cubist”), which is part of the Registration Statement of Cubist on Form S-4/A, and (ii) the references to such opinion in such Proxy Statement/Prospectus.  In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we hereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “experts” as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

J.P. MORGAN SECURITIES LLC

	By:	/s/ Henry Gosebruch
Name: Henry Gosebruch
Title: Managing Director

September 17, 2013